Exhibit 99.1

Stanley Black & Decker Reports Strong 1Q 2026 Results

Sales, Margin, and Cash1 On-Track to Achieve Full Year Targets

2Q’26 Aerospace Fasteners Sale Delivers ~$1.6B Net Proceeds;
Bolsters Balance Sheet and Fuels Capital Deployment

Raises 2026 GAAP EPS Guidance on Expected 2Q’26 CAM Gain;
Reaffirms 2026 Adjusted EPS Guidance

New Britain, Connecticut, April 29, 2026 … Stanley Black & Decker (NYSE: SWK), a global leader in tools and outdoor solutions, today announced first quarter 2026 financial results.

First Quarter 2026 Highlights
•Net sales of $3.8 billion, up 3% versus prior year and flat on an organic basis*
•Gross margin of 30.1%, up 20 basis points versus prior year; adjusted gross margin* of 30.2%, down 20 basis points versus prior year
•EPS of $0.39; adjusted EPS* of $0.80

Chris Nelson, Stanley Black & Decker's President & CEO, commented, “Stanley Black & Decker entered 2026 with unwavering commitment to our strategic priorities, and we delivered stronger than planned first quarter results through disciplined execution. Our team’s focus and resilience ensured that sales, gross margin, and cash1 performance remain firmly on track with our full year plan. I am proud of our team for maintaining their customer-centric approach and for advancing our vision to build a world-class branded industrial company.

“We are confident in our strategy and our ability to achieve our long-term financial goals, even amid global economic uncertainty. By protecting and advancing targeted, strategic investments, we are positioning Stanley Black & Decker for sustainable, profitable growth and continued value creation for our shareholders.”

1Q 2026 Results (all comparisons versus prior year)

•Net sales of $3.8 billion, up 3%, as higher price (+3%) and currency (+3%) were partially offset by lower volume (-3%). The volume decline was primarily due to retail softness in North America.

•Gross margin of 30.1%, up 20 basis points, and adjusted gross margin* of 30.2%, down 20 basis points. Delivered approximately flat gross margins – in-line with expectations – as operational cost improvements and higher

1 Refer to “2026 Guidance” on page 3 for further discussion and details of underlying planning assumptions
*Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
pricing were largely offset by increased tariff expense, volume deleverage, and other inflation.

•SG&A expenses of 23.0% of sales, down 20 basis points, and adjusted SG&A expenses* of 22.8%, up 20 basis points. Delivered approximately flat performance as strategic growth investments were balanced by disciplined and targeted cost management.

•The tax rate was 29.7% and the adjusted tax rate* was 26.3%.

•Net earnings were 1.5% of sales, a decrease of 90 basis points. EBITDA margin* was 7.1%, a decrease of 180 basis points, and adjusted EBITDA margin* was 9.2%, a decrease of 50 basis points.

1Q 2026 Segment Results

($ in M)	Sales	Segment Profit	Charges[1]	Adj. Segment Profit*	Segment Margin	Adj. Segment Margin*
Tools & Outdoor	$3,336	$276.0	$12.6	$288.6	8.3%	8.7%
Engineered Fastening	$511	$60.9	$0.2	$61.1	11.9%	12.0%
1 See Non-GAAP adjustments on page 13.

Tools & Outdoor net sales were up 2% year over year, as higher pricing (+4%) and currency (+3%) were partially offset by volume declines (-5%). Organic revenue* decreased by 1%, primarily due to lower retail volumes in North America. This decline was mostly offset by increased sell-in ahead of the outdoor product Spring season, strong performance in prioritized international markets, and higher rates of professional conversions within the U.S. commercial & industrial channel. North America sales were down 1% on a total basis and down 2% organically*, Europe increased by 11% on a total basis and was positive 1% organically*, while the Rest of World was up 6% on a total basis and flat organically*. The Tools & Outdoor segment margin was 8.3%, down 50 basis points year over year. Adjusted segment margin* was 8.7%, down 90 basis points. These margin declines were predominantly due to growth investments, and greater sales volume of lower-margin outdoor products. Higher pricing was largely offset by increased tariff expenses.

Engineered Fastening net sales were up 10% year over year, as strong volume (+6%), pricing (+1%) and currency (+3%) all contributed to growth. Organic revenues* were up 7%, driven by robust aerospace growth and automotive outperforming the market. These gains were partially offset by a decline in industrial volume. The Engineered Fastening segment margin was 11.9%, up 350
*Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
basis points year over year, and adjusted segment margin* was 12.0%, up 190 basis points year over year. These substantial margin expansions were driven by improved profitability in aerospace, and higher volume and mix in automotive.

Completion of CAM Sale Enables Meaningful Debt Reduction and Capital Allocation Opportunities
On April 6 (2Q'26), the Company successfully completed the previously announced sale of Consolidated Aerospace Manufacturing (‘CAM’) to Howmet Aerospace for $1.8 billion in cash. Net proceeds from the transaction were approximately $1.6 billion (net of projected taxes and fees). The vast majority of the proceeds have already been used to reduce debt in 2Q 2026. The results of CAM remained in continuing operations until the deal closed.

Patrick Hallinan, EVP, Chief Financial Officer & Chief Administrative Officer, commented, “We made solid progress in the first quarter to deliver sales, margin and cash1 in line with our full year plan. We achieved this progress, despite ongoing macroeconomic challenges, driven by the commitment of our teams around the world. At the same time, the CAM transaction has sharpened our focus on our core business; it now allows us to pursue capital allocation that accelerates shareholder value creation, which we expect to take the form of share repurchases.

“Looking forward, we remain firmly committed to executing our strategic plans to deliver on our near-term and long-term margin and cash flow objectives, while enhancing our earnings power to position the Company for long-term growth and value creation.”

2026 Guidance
The Company now expects 2026 GAAP EPS to be in the range of $4.15 to $5.35, which is higher than prior guidance factoring in the expected gain on the sale of CAM now that the transaction has closed. The Company continues to expect adjusted EPS* in the range of $4.90 to $5.70. These ranges represent year over year growth of 79% and 13%, respectively, at the midpoint of each range as compared to 2025 performance. The updated guidance excludes CAM results as of April 6, 2026. Free cash flow* is expected to be in the range of $500 to $700 million, now including projected taxes and fees associated with the recently closed CAM divestiture. Excluding such payments, free cash flow* is expected to be in the range of $700 to $900 million, consistent with prior guidance. The Company will discuss underlying assumptions on the earnings call.

The difference between the GAAP and Adjusted EPS* assumption range is approximately $0.35 to $0.75, consisting primarily of charges related to footprint actions and other cost actions, largely offset by the estimated gain on the sale of the CAM business.

1 Refer to “2026 Guidance” on page 3 for further discussion and details of underlying planning assumptions
*Non-GAAP financial measure as further defined on page 5

Exhibit 99.1
1Q 2026 Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the first quarter were $81.0 million, primarily related to restructuring costs, a non-cash asset impairment charge, and costs associated with footprint actions. Gross profit and SG&A included $5.2 million and $7.7 million of charges, respectively, while Other-net included a net benefit of $2.6 million. The Company also recorded restructuring charges of $44.9 million and an asset impairment charge of $22.7 million. In addition, the Company recognized a $3.1 million loss on the sale of a small business in the Tools & Outdoor segment.

Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, April 29, 2026, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call.

The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will be available at the same location, approximately two hours after the call.

About Stanley Black & Decker
Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's approximately 43,500 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

Exhibit 99.1
Investor Contacts:

Michael Wherley	Christina Francis
Vice President, Investor Relations	Senior Director, Investor Relations
michael.wherley@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contacts:

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures

Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months, foreign currency fluctuations, transfers of product lines between segments, and outdoor product line exits (as previously communicated). Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percent of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percent of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percent of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, earnings, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as costs related to supply chain transformation and footprint actions, asset impairments, voluntary retirement program costs, divestiture-related items, restructuring, gains or losses on sales of businesses, and other adjusting items. Income taxes attributable to Non-GAAP adjustments are determined by calculating income taxes on pre-tax earnings, both inclusive and exclusive of Non-GAAP adjustments, taking into consideration the nature of the Non-GAAP adjustments and the applicable statutory income tax rates.

Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. Net debt to adjusted EBITDA is total debt less cash on hand divided by adjusted EBITDA. The Non-GAAP financial measures are reconciled to GAAP on pages 12 through 15 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company provides expectations for the non-GAAP financial measures of full year 2026 adjusted EPS, presented on a basis excluding certain gains and charges, as well as 2026 free cash flow. Forecasted full-year 2026 adjusted EPS is reconciled to forecasted full-year 2026 GAAP EPS under “2026 Guidance”. Consistent with past methodology, the forecasted full-year 2026 GAAP EPS excludes the impacts of potential acquisitions and divestitures (unless otherwise noted), future regulatory changes or strategic shifts that could impact the Company's contingent liabilities or intangible assets, respectively, potential future cost actions in response to external factors that have not yet occurred, and any other items not specifically referenced under “2026 Guidance”. A reconciliation of forecasted free cash flow to its most

Exhibit 99.1
directly comparable GAAP estimate is not available without unreasonable effort due to high variability and difficulty in predicting items that impact cash flow from operations, which could be material to the Company’s results in accordance with U.S. GAAP. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

The Company may also provide multi-year strategic goals for the non-GAAP financial measures of adjusted gross margin and net debt to adjusted EBITDA, presented on a basis excluding certain gains and charges. A reconciliation for these non-GAAP measures is not available without unreasonable effort due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to certain gains or charges that would generally be excluded from non-GAAP financial measures and which could be material to the Company’s results in accordance with U.S. GAAP. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future multi-year periods and cannot be accomplished without unreasonable effort. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections, guidance or planning assumptions or scenarios; any statements of the plans, strategies and objectives of management for future operations, including expectations around productivity and efficiency goals and future operational strategies; any statements regarding future economic conditions or performance; any statements concerning future dividends or share repurchases; any statements and assumptions or scenarios regarding possible tariff and tariff impact projections, including those relating to Section 232 tariffs, tariff refunds and related mitigation plans (including price actions, supply chain adjustments and expected timing and benefits related to such plans); the impact of the CAM sale transaction to fund debt reduction and achieve target leverage ratios within the time period estimated; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance,” “aim,” “looking forward,” “multi-year” or any other similar words. Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services as well as successful execution of, and realization of expected benefits from, the Company’s brand prioritization and investment strategy; (ii) macroeconomic factors, including global and regional business conditions, commodity availability and prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business or sources supply inputs, including those related to, taxation, data privacy, anti-bribery, anti-corruption, government contracts, and trade controls, including but not limited to, tariffs, import and export controls, raw material and rare earth related controls and other monetary and non-monetary trade regulations or barriers; (iv) the Company’s ability to predict the timing and extent of any trade related regulations (or any court rulings in response thereto), clearances, restrictions or policies, including but not limited to, trade barriers, tariffs, raw material and rare earth related controls, as well as its ability to successfully assess the impact to its business of, and mitigate or respond to, such macroeconomic or trade, tariff and raw material and rare earth import/export control changes, regulations or policies (including, but not limited to, the Company’s ability to predict and respond to court rulings in response thereto, to obtain any tariff refunds in amounts or within timeframes that would meaningfully offset the impact of tariffs on the Company’s business, or to obtain price increases from its customers and complete effective supply chain adjustments within anticipated time frames

Exhibit 99.1
and ability to obtain rare earth related supply clearances); (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures and the costs associated with such transactions; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, rare earth materials, component parts, freight, energy, labor and sourced finished goods; (vii) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China, Taiwan and the Middle East (including the ongoing conflict in Iran); (viii) potential adverse developments in new or pending litigation and/or government investigations; (ix) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (x) failure to realize the expected benefits of the Company’s value creation, debt reduction and capital allocation strategy; (xi) and the other factors set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes, and other filings with the Securities and Exchange Commission.

Forward-looking statements, and the factors that could cause actual results to differ materially from those forward-looking statements, in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, except as required by law.